Exhibit 99.1

FOR IMMEDIATE RELEASE

PLEASE CONTACT:

Chad L. Stephens

405.948.1560

Website: www.phxmin.com

PHX MINERALS INC. ANNOUNCES ACQUISITION

OKLAHOMA CITY, April 15, 2021 – PHX Minerals Inc. (NYSE: PHX) (“PHX” or the “Company”) announced today that it has agreed to acquire from certain third parties certain mineral and royalty interests totaling approximately 2,698 net royalty acres in the Southern SCOOP play (the “Acquisition”) for $11,947,000 in cash and stock, subject to customary closing adjustments. The purchase price consists of $9,547,000 in cash and $2,400,000 in PHX common stock. PHX intends to raise the cash portion of the purchase price through an underwritten public offering of common stock (announced concurrently with this release). The stock issued in connection with the Acquisition will be subject to the same terms and conditions as the other subscribers for the offering. The Board of Directors of PHX unanimously approved the Acquisition. The effective date of the Acquisition is Nov. 1, 2020, and it is expected to close in late April.

Chad Stephens, President and CEO, said, “This is an exceptional acquisition of mineral assets with excellent geology that fits well within our stated strategy to grow the company on an accretive basis. These assets have compelling upside potential in a core area with active drilling programs by high quality and well capitalized operators.”

Acquisition Highlights

-	Approximately 2,698 net royalty acres in Southern SCOOP play, with the majority of the interests focused within Continental SpringBoard III area
-	SpringBoard III AOI primarily in Stephens, Carter and Garvin Counties, Okla.
-	Includes 103 PDP gross wells, 17 gross wells in progress and an estimated 613 gross undrilled locations
-	Two rigs currently running within 2.5 miles of the Acquisition assets[1]
-	Estimated reserves of 20.3 Bcfe[2]
-	Current net production 0.529 Mmcfe/d3
-	Key operators include Continental Resources, Marathon, Ovinitiv and Camino

PHX Minerals Inc. (NYSE: PHX)

[1]	Provided by Enverus as of 3/31/2021
[2]	As of 11/1/2020
[3]	Mmcfe/d is on a 6:1 basis; estimated March 2021 production

1601 NW Expressway, Suite 1100 ☒ Oklahoma City, OK 73118 ☒ Ph. (405) 948-1560 ☒ Fax (405) 948-1063

PHX Minerals Inc. Announces

Acquisition…cont.

Oklahoma City-based, PHX Minerals Inc. is a natural gas and oil mineral company with a strategy to proactively grow its mineral position in its core areas of focus. PHX owns approximately 253,000 net mineral acres principally located in Oklahoma, Texas, North Dakota, New Mexico and Arkansas.  Additional information on the Company can be found at www.phxmin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipates,” “plans,” “estimates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect PHX’s current views about future events. Forward-looking statements may include, but are not limited to, statements relating to: our ability to execute our business strategies; the volatility of realized natural gas and oil prices; the level of production on our properties; estimates of quantities of natural gas, oil and NGL reserves and their values; general economic or industry conditions; legislation or regulatory requirements; conditions of the securities markets; our ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; title defects in the properties in which we invest; and other economic, competitive, governmental, regulatory or technical factors affecting our properties, operations or prices. Although the Company believes expectations reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company’s website or the SEC’s website at www.sec.gov.

Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

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